UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 22, 2014

Great Lakes Aviation, Ltd.

(Exact name of registrant as specified in its charter)

Iowa	0-23224	42-1135319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1022 Airport Parkway

Cheyenne, WY 82001

(Address of principal executive offices, including zip code)

(307) 432-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 22, 2014, Great Lakes Aviation, Ltd. (the “Company”) entered into the Loan Agreement (the “Loan Agreement”) with Callidus Capital Corporation (the “Lender”).

Pursuant to the Loan Agreement, the Lender agreed to make available to the Company: (i) a $25,000,000 single advance term loan facility, (ii) a revolving loan facility with availability of up to $6,000,000 and (iii) a second revolving loan facility with availability of up to $3,000,000. The $25,000,000 term loan was disbursed at closing, and substantially all of its proceeds were used to pay all outstanding borrowings, fees and expenses under the Credit Agreement dated November 6, 2011 as amended between the Company and Crystal Financial LLC and other lenders (the “Refinanced Credit Agreement”). The revolving loan facilities may be used for the Company’s working capital needs.

The loans under the Loan Agreement mature on December 22, 2017 at which time all outstanding principal balances will be due and payable. No amortization payments will be required until the maturity date. Outstanding principal under the term loan and revolving loans will bear interest at a rate of 14% per year. In addition, the Company paid a 1% facility fee at closing and will be required to pay a 1.25% facility fee on the maturity date or in an event of default. The Company will also be assessed a 1% unused line fee. In connection with the Loan Agreement, the Company granted first-ranking security interests to the Lender covering substantially all of the assets of the business. The Loan Agreement contains certain affirmative and negative covenants which are usual and customary with asset based loans, and the Company agreed to maintain a fixed charge coverage ratio.

The forgoing description does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement and related documents, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On December 22, 2014, in connection with the Loan Agreement described above, the Company repaid obligations totaling $24.9 million, which constituted all outstanding borrowings, fees and expenses under the Refinanced Credit Agreement. In connection with the repayment, Crystal Financial LLC and other lenders under the Refinanced Credit Agreement terminated their security agreements and released all of their security interests in the Company’s aircraft and other assets.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Items 1.01 is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and the Company’s actual results could differ materially from those contained in any forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Company’s filings with the Securities and Exchange Commission. Accordingly, such forward-looking statements are subject to a number of risks and uncertainties and may cause actual results to differ materially from the Company’s expressed expectations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Loan Agreement dated as of December 22, 2014, between Great Lakes Aviation, Ltd., and Callidus Capital Corporation.

10.2	Aircraft, Engines, Spare Engines, Propellers, Spare Propellers and Spare Parts Mortgage and Security Agreement dated December 22, 2014 Great Lakes Aviation, Ltd., and Callidus Capital Corporation.

10.3	Security Agreement dated December 22, 2014 between Great Lakes Aviation, Ltd., and Callidus Capital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Lakes Aviation, Ltd.

Date: December 22, 2014	By:	/s/ Michael O. Matthews
Michael O. Matthews Chief Financial Officer

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